                                                   EXHIBIT 24.1

        Each of the directors of the registrant and each other person whose signature appears below, by his execution hereof, authorizes Hugh S. Potts, Jr. to act as his attorney in fact to sign, in his behalf individually and in each capacity stated below, and file all amendments and post-effective amendments to, the Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other applicable governmental/regulatory agencies, hereby ratifying and confirming all that Hugh S. Potts, Jr. or his substitute or substitutes, may do or cause to be done by virtue hereof, and the Registrant hereby confers like authority to sign and file on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE

 /s/ Hugh S. Potts, Jr.                     Chairman & CEO, Director                    April 19, 1999
Hugh S. Potts, Jr.

/s/ Scott M. Wiggers                        President and Bond Officer,                 April 19, 1999
Scott M. Wiggers                            Director

/s/ R. Dale McBride                         President, Merchants &                      April 19, 1999
R. Dale McBride                             Farmers Bank-Durant Branch;
                                            Director

/s/ Jon A. Crocker                          Chairman, Merchants &                       April 19, 1999
Jon A. Crocker                              Farmers Bank; Director

/s/ Fred A. Bell                            Director                                    April 19, 1999
Fred A. Bell

/s/ Charles T. England                      Director                                    April 19, 1999
Charles T. England

/s/ Toxey Hall, III                         Director                                    April 19, 1999
Toxey Hall, III

/s/ Barbara K. Hammond                      Director                                    April 19, 1999
Barbara K. Hammond

/s/ J. Marlin Ivey                          Director                                    April 19, 1999
J. Marlin Ivey

/s/ Joe Ivey                                Director                                    April 19, 1999
Joe Ivey

/s/ Susan Potts McCaffery                   Director                                    April 19, 1999
Susan Potts McCaffery

/s/ Otho E. Pettit, Jr.                     Director                                    April 19, 1999
Otho E. Pettit, Jr.

/s/ Charles W. Ritter, Jr.                  Director                                    April 19, 1999
Charles W. Ritter, Jr.

/s/ W.C. Shoemaker                          Director                                    April 19, 1999
W. C. Shoemaker

/s/ Edward G. Woodard                       Director                                    April 19, 1999
Edward G. Woodard